As filed with the Securities and Exchange Commission on March 5, 1998
                                                 Registration No. 333-____
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                         ------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933

                         ------------------------

                        IVEX PACKAGING CORPORATION
          (Exact name of registrant as specified in its charter)

                         ------------------------

           DELAWARE                                  76-0171625
   (State of incorporation)         (I.R.S. employer identification number)


                      100 TRI-STATE DRIVE, SUITE 200
                       LINCOLNSHIRE, ILLINOIS 60069
       (Address of principal executive offices, including zip code)


      IVEX PACKAGING CORPORATION 1997 LONG TERM STOCK INCENTIVE PLAN
      AMENDED AND RESTATED IPC, INC. (FORMERLY NAMED IVEX PACKAGING
             CORPORATION) STOCK OPTION AND PURCHASE AGREEMENT
                        (FULL TITLE OF THE PLANS)


                           G. Douglas Patterson
                    Vice President and General Counsel
                        Ivex Packaging Corporation
                      100 Tri-State Drive, Suite 200
                       Lincolnshire, Illinois 60069
                              (847) 945-9100
        (Name, address and telephone number, including area code,
                          of agent for service)

                         ------------------------

                             With Copies To:

                         William R. Kunkel, Esq.
             Skadden, Arps, Slate, Meagher & Flom (Illinois)
                          333 West Wacker Drive
                         Chicago, Illinois 60601
                              (312) 407-0700

                         ------------------------




                                   CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum     Proposed Maximum       Amount of
  Title of Securities     Amount to be     Offering Price     Aggregate Offering    Registration
    to be Registered       Registered     per Share (1)(2)         Price (2)            Fee (3)
  -------------------     ------------    -----------------   ------------------    ------------
    Common Stock,         4,931,200(4)        $ 24.94            $ 122,984,128         $ 36,280
    par value $.01
    per share


(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of common stock of Ivex Packaging Corporation (the "Common Stock") on the Composite Tape of the New York Stock Exchange on
    March 3, 1998.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(4) Includes (i) 2,000,000 shares of Common Stock available for issuance under the Ivex Packaging Corporation 1997 Long Term Stock Incentive Plan (the "Stock Incentive Plan") and (ii)(a) 817,067 shares of Common Stock available for issuance pursuant to options to purchase Common Stock and (b) 2,114,133 shares of Common Stock issued under the Amended and Restated IPC, Inc. (formerly named Ivex Packaging Corporation) Stock Option and Purchase Agreement (the "Stock Option and Purchase Agreement"), plus such additional number of shares of Common Stock as may be issuable to prevent dilution under such plans.




                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

            * Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.



                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Ivex Packaging Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

      (1) Each of the Company's prospectuses, dated September 30, 1997, which were filed with the Commission on October 2, 1997, pursuant to Rule 424(b) under the Securities Act and which constitute a part of the Company's registration statement on Form S-1 (Registration No. 33-95436) (the "S-1 Prospectuses").

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

      (3) There are no other reports filed pursuant to Section 13(a) or
Section 15(d) of the Exchange Act.

      (4) The description of the Common Stock contained in the S-1 Prospectuses under "Description of Capital Stock," which is also incorporated by reference in the Company's registration statement on Form 8-A, dated September 3, 1997, which was filed with the Commission pursuant to Section 12(b) of the Exchange Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Ninth of the Amended and Restated Certificate of
Incorporation of the Company empowers the Company to indemnify its directors, officers, employees and agents to the extent and under the circumstances permitted by the General Corporation Law of Delaware (the "GCL").

      The Amended and Restated By-Laws of the Company provide that directors and officers shall be indemnified against liabilities arising from their services as a director or officer of the Company to the fullest extent permitted by law.

      Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Company's Stock Option and Purchase Agreement provides that all members of the committee administering such plan will not be liable for any action or determination made in good faith with respect to the plan or any award granted thereunder.

      In addition, the Company maintains liability insurance coverage for directors and officers, including, without limitation, coverage applicable in certain situations where the Company cannot pursuant to the GCL directly indemnify such directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:


            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on this 27th day of February, 1998.

                                    IVEX PACKAGING CORPORATION
                                    (Registrant)


                                    By: /s/ G. Douglas Patterson
                                       ----------------------------------
                                       G. Douglas Patterson
                                       Vice President and General Counsel



                            POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Douglas Patterson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 27th day of February 1998.

      NAME                             TITLE                    DATE
      ----                             -----                    ----
/s/ George V. Bayly             Chairman of the Board,     February 27, 1998
---------------------------     President and Chief
    George V. Bayly             Executive Officer
                                (Principal Executive
                                Officer)

/s/ Frank V. Tannura            Vice President and         February 27, 1998
---------------------------     Chief Financial Officer
    Frank V. Tannura            and Director
                                (Principal Financial
                                Officer)

/s/ David E. Wartner            Corporate Controller       February 27, 1998
---------------------------     (Principal Accounting
    David E. Wartner             Officer)

/s/ Glenn R. August             Director                   February 27, 1998
---------------------------
    Glenn R. August

/s/ James R. Comeaux            Director                   February 27, 1998
---------------------------
    James R. Comeaux

/s/ Anthony P. Scotto           Director                   February 27, 1998
---------------------------
    Anthony P. Scotto

/s/ William J. White            Director                   February 27, 1998
---------------------------
    William J. White






EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------
3.1                 Amended and Restated Certificate of Incorporation
                    of the Company (incorporated by reference to the Company's Registration Statement on Form S-1
                    (Registration No. 33-95436)).

3.2                 Amended and Restated By-Laws of the Company
                    (incorporated by reference to the Company's
                    Registration Statement on Form S-1 (Registration No. 33-95436)).

4.1 Form of certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-95436)).

5                   Opinion and consent of Skadden, Arps, Slate, Meagher &
                    Flom (Illinois).

23.1                Consent of Price Waterhouse LLP, independent auditors.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5).

24 Power of Attorney (included on the signature page hereto).

99.1 Ivex Packaging Corporation 1997 Long Term Stock Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-1
                    (Registration No. 33-95436)).

99.2 Amended and Restated IPC, Inc. (formerly named Ivex Packaging Corporation) Stock Option and Purchase Agreement (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
                    No. 33-95436)).